                          ----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                GBC BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                               165 NASH STREET
        GEORGIA                          LAWRENCEVILLE, GEORGIA 30045                  58-2265327
-------------------------------     ---------------------------------------        ---------------------
(State or other jurisdiction of     (Address of principal executive offices)          (I.R.S. Employer
 incorporation or organization)                                                    Identification Number)

                             1998 STOCK OPTION PLAN
                                       OF
                                GBC BANCORP, INC.
                            (AS AMENDED AND RESTATED)
                            -------------------------
                            (Full title of the plan)

                           ELIZABETH O. DERRICK, ESQ.
                      WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                            3500 ONE ATLANTIC CENTER
                         1201 WEST PEACHTREE STREET, NE
                             ATLANTA, GEORGIA 30309
                                 (404) 872-7000
                   ----------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                  PROPOSED             PROPOSED
TITLE OF                                          MAXIMUM              MAXIMUM
SECURITIES             AMOUNT                     OFFERING             AGGREGATE              AMOUNT OF
TO BE                  TO BE                      PRICE                OFFERING               REGISTRATION
REGISTERED             REGISTERED                 PER SHARE (1)        PRICE (1)              FEE (1)
----------             -----------                -------------        ----------             -----------
Common
Stock, par value
$1.00 per share        28,000 shares               $14.08              $394,240                  $50.00


(1) Pursuant to Rule 457(h)(1), based on the book value of the Company's common stock as of June 30, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

         The following documents filed by GBC Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

                  (b) The Company's Form 10-QSB for the quarter ended June 30, 2004;

                  (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-19081), including any amendment or report filed for the purpose of updating such description; and

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date hereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statements No. 333-55474 and No. 333-97087, relating to the offer and sale of the Company's Common Stock under the Company's 1998 Stock Option Plan, are incorporated by reference in this Registration Statement on Form S-8.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

         The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company. Members of the firm beneficially own approximately 500 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

         Consistent with the pertinent provisions of the laws of Georgia, the Company's Bylaws provide that the Company shall have the power to indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Company; (b) by a committee of the Board of Directors consisting of two or more directors not party to the proceeding; (c) in certain circumstances, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority vote of the shares entitled to vote.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------
         Not applicable.

ITEM 8.  EXHIBITS.
-------  ---------

         The following exhibits are filed as a part of this Registration
Statement:

         NUMBER            DESCRIPTION
         ------            -----------

         3.1 Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).

         3.2      Amended and Restated Bylaws of the Company (filed as Exhibit
                  3.2 to the Registration Statement on Form SB-2, as amended
                  (Registration File No. 333-52494)).

         4.1      Specimen Common Stock Certificate (filed as Exhibit 4.2 to the
                  Registration Statement on Form SB-2, as amended (Registration
                  File No. 333-19081)).

         5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

         23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

         23.2     Consent of Mauldin & Jenkins, LLC.

         24 Power of Attorney (Included in the signature page to the Registration Statement).

         99.1 1998 Stock Option Plan of GBC Bancorp, Inc., as amended and restated effective January 15, 2002 (filed as Exhibit 99 to the Registration Statement on Form S-8 (Registration File No.
                  333-97087)).

         99.2     Amendment to 1998 Stock Option Plan of GBC Bancorp, Inc.
                  (incorporated by reference to Appendix A of the Definitive
                  Proxy Statement of GBC Bancorp, Inc. filed on April 30, 2004).

ITEM 9.  UNDERTAKINGS.
-------  -------------

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, GBC Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on this 17th day of August, 2004.

                                      GBC BANCORP, INC.


                                      By:  /s/ Larry D. Key
                                        --------------------------------------
                                         Larry D. Key
                                         President, Chief Executive Officer and
                                         Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Larry D. Key and John T. Hopkins III and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement relating to the registration of additional shares under the 1998 Option Plan, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2004.

  /s/ Larry D. Key                                                /s/ John T. Hopkins III
  --------------------------------------------                    -----------------------------------------------------
  Name:    Larry D. Key                                           Name:    John T. Hopkins III
  Title:   Chairman, President and Chief Executive                Title:   Executive Vice President, Chief Financial
           Officer (principal executive officer)                           Officer, Secretary and Treasurer
                                                                           (principal financial and accounting officer)

  /s/ W.H. Britt                                                  /s/ Richard F. Combs
  --------------------------------------------                    -----------------------------------------------------
  Name:    W. H. Britt                                            Name:    Richard F. Combs
  Title:   Director                                               Title:   Director

  /s/ Norris J. Nash                                              /s/ Douglas A. Langley
  --------------------------------------------                    -----------------------------------------------------
  Name:    Norris J. Nash                                         Name:    Douglas A. Langley
  Title:   Director                                               Title:   Director

  /s/ James J. Powell
  --------------------------------------------
  Name:    James J. Powell
  Title:   Director

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                                GBC BANCORP, INC.


         NUMBER            DESCRIPTION
         ------            -----------

         3.1               Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the
                           Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).

         3.2               Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registration
                           Statement on Form SB-2, as amended (Registration File No. 333-52494)).

         4.1               Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registration Statement on Form SB-2, as amended (Registration File No. 333-19081)).

         5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common
                           Stock being registered.

         23.1              Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

         23.2              Consent of Mauldin & Jenkins, LLC.

         24                Power of Attorney  (Included in the signature page to the Registration Statement).

         99.1              1998 Stock Option Plan of GBC Bancorp, Inc., as amended and restated effective January
                           15, 2002, (filed as Exhibit 99 to the Registration Statement on Form S-8 (Registration
                           File No. 333-97087)).

         99.2              Amendment to 1998 Stock Option Plan of GBC Bancorp, Inc. (incorporated by reference to
                           Appendix A of the Definitive Proxy Statement of GBC Bancorp, Inc. filed on April 30,
                           2004).